UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

Ramp Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24768	841123311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Maiden Lane, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 440-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Current Report on Form 8-K is being filed principally to reflect amended Items 4.01 and 4.02.

Item 1.01. Entry into a Material Definitive Agreement.

See Item 5.02 with respect to the terms of the consulting arrangement between Ramp Corporation (the "Company") and Andrew Brown, the Company's former Chairman, President and Chief Executive Officer.

Item 1.02. Termination of a Material Definitive Agreement.

See Item 5.02 with respect to the suspension of the Employment Agreement between Andrew Brown, the Company's former Chairman, President and Chief Executive Officer, and the Company.

Item 2.02. Results of Operations and Financial Condition.

On May 23, 2005, the Company issued a press release announcing, among other things, that it would be unable to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the "March 31 10-Q"), within the period required by SEC regulations.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The Company's failure to file the March 31 10-Q constitutes an event of default under the Company's 8% Convertible Debentures in the aggregate principal amount of $4,950,000 issued on January 12, 2005, March 31, 2005, and May 13, 2005. As a result of such default, the holders of the debentures may declare the total outstanding principal amount of $4,950,000 plus interest due under such debentures to become immediately due and payable. Under the terms of the debentures, upon acceleration of payment, the Company would have to pay 110% of the outstanding principal balance plus interest at the rate of 18% per annum on the outstanding balance due. The Company's payment of such outstanding principal amount would have a material adverse effect on the Company's financial condition.

In addition, as a result of the Company's failure to timely file the March 31 10-Q, the Company will be ineligible for at least one year to register its securities with the SEC under Form S-3, as required by the terms of the securities purchase agreements under which the debentures were issued. The securities purchase agreements provide for a penalty equal to 1-1/2% of the outstanding principal amount of such debentures per month from May 18, 2005 until such time as a registration statement on Form S-3 is filed, and for the period from August 11, 2005 until such registration statement is declared effective. Based on the current outstanding principal amount of the debentures, the monthly penalty payment would be approximately $75,000. The Company's payment of such a penalty would have a material adverse effect on the Company's financial condition.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Of Listing.

On May 23, 2005, the Company notified the American Stock Exchange (“AMEX”) that it would be unable to timely file the March 31 10-Q. Section 1101 of the AMEX Company Guide requires the timely filing of all SEC periodic reports for maintenance of the listing of a listed company's securities. The Company is undertaking to complete and file the March 31 10-Q as soon as possible.

Item 4.01. Changes in Registrant's Certifying Accountant.

On May 21, 2005, BDO Seidman LLP ("BDO"), the Company's independent registered accounting firm, notified the Company that it had resigned from its engagement effective as of May 21, 2005.

From June 20, 2003 through May 21, 2005, (i) there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report and (ii) there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K, except with respect to the material weaknesses in the Company’s internal controls as disclosed in Item 4.02 of this Form 8-K.

The Company previously provided BDO with a copy of the disclosures made in this Form 8-K prior to the filing of this Form 8-K and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above disclosures. See Item 4.02.

The Company's Audit Committee is currently in the process of seeking the engagement of a new independent registered public accounting firm.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company previously requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the disclosures concerning its resignation contained in this Form 8-K.

On June 3, 2005, the Company received a letter from BDO (the “BDO Letter”) indicating that BDO agrees with all disclosure contained in this Form 8-K, except with respect to the statement by the Company that there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K. The BDO Letter also set forth that BDO had notified the Company’s management and audit committee of certain reportable events, as more particularly described therein. The BDO Letter also indicated that investigations relating to such reportable events could materially impact the fairness and/or reliability of the Company’s audited financial statements for the periods ended December 31, 2004 and 2003. The BDO Letter is appended to this Current Report on Form 8-K as Exhibit 99.1.

In 2004, BDO advised the Company’s management and Audit Committee that, in BDO’s opinion, there were reportable conditions during 2004 which constituted material weaknesses in internal control. The identified material weaknesses stem from the Company's numerous non-routine equity transactions involving complex and judgmental accounting issues. While all of these transactions were recorded, BDO, in connection with its audit work, noted instances where Generally Accepted Accounting Principals were not correctly applied and adjustments to the Company's financial statements were required.

As a result of the material weaknesses described above, the Company’s management, including its Chief Executive Officer and Chief Financial Officer, determined that the Company’s disclosure controls and procedures were inadequate as of December 31, 2004.

In 2003, BDO advised the Company’s management and Audit Committee that, in BDO’s opinion, there were reportable conditions during 2003 which constituted material weaknesses in internal control. More specifically, during 2003, the Company’s accounting staffing, records and controls were insufficient to identify and record all accounting entries necessary to reflect the Company’s financial position, results of operations and cash flows in accordance with generally accepted accounting principles in the United States, and prepare financial reports in compliance with the rules and regulations of the Securities and Exchange Commission. In particular, there were numerous accounting errors and misapplications of accounting principles generally accepted in the United States, due in large measure to the absence of a chief financial officer or other individual with the appropriate experience and background to handle accounting and financial reporting matters arising from the complexity of a number of the Company’s transactions during 2003. However, BDO advised the Audit Committee that these conditions were considered in determining the nature, timing, and extent of the procedures performed for the audit of the Company’s financial statements for the year ended December 31, 2003, and that these conditions did not affect its report dated April 8, 2004 with respect to these financial statements, which includes an explanatory paragraph indicating that the Company’s recurring losses from operations and working capital deficit raise substantial doubt about the Company’s ability to continue as a going concern.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    On May 22, 2005, Andrew Brown, the Company's Chairman, President and Chief Executive Officer and a director of the Company, resigned as Chairman effective immediately at the request of the Company's independent directors. In addition, pending the conclusion of the investigation referred to in Item 8.01 below, the Company's board of directors suspended Mr. Brown's employment as President and Chief Executive Officer effective immediately. At the request of the Company's independent directors, pending the conclusion of such investigation, Mr. Brown has agreed to act as a consultant to the Company on terms that are being negotiated.

On May 25, 2005, Steven Shorr resigned as a director of the Company.

(c)    On May 22, 2005, Ron Munkittrick, the Company's Chief Financial Officer, was appointed as the Company's Acting Chief Executive Officer. Mr. Munkittrick will continue to serve as the Company's Chief Financial Officer, a position that he has held since October 12, 2004. Mr. Munkittrick's background and experience prior to joining the Company is incorporated herein by reference to the Company's definitive proxy statement for its Annual Meeting held on November 18, 2004, filed with the SEC on October 18, 2004.

(d)    On May 22, 2005, the Company's board of directors elected Anthony Soich, a director of the Company since June 21, 2004, to serve as the Company's Chairman.

Item 8.01. Other Events.

On May 16, 2005, Andrew Brown, the Company's President and Chief Executive Officer, informed its board of directors that in December 2003, he received an unsolicited gift from an individual who has acted as an advisor to several of the Company's investors. At that time, Mr. Brown was the Company's President, but not its Chief Executive Officer. Mr. Brown further advised the board that at the time of his receipt of the package containing the gift, he was unaware that it contained an undetermined amount of cash. Mr. Brown discovered that the package contained cash only after he opened it, outside of the presence of the donor. Mr. Brown told the board that he was unable to return the gift, because the donor had left the United States and resided outside of the country. Mr. Brown stated that he knew he should not keep the money, and accordingly, he discarded it within several days after having received it. Mr. Brown further advised the board that the donor never asked him to do or refrain from doing anything and that the gift did not influence any actions that he has taken in any capacity as an officer or director of the Company.

In light of the foregoing disclosure by Mr. Brown, the independent directors of the board have decided to conduct an investigation into the circumstances surrounding the gift and to determine whether Mr. Brown has violated any of the Company's internal rules or policies or any laws. The independent directors are presently in the process of retaining independent counsel to assist them with the conduct of such investigation. Upon its conclusion, the directors expect to evaluate the results of the investigation and to take appropriate action.

At a special meeting held on May 22, 2005, the Company's board of directors voted to explore the possibility of selling the Company or one or more of its lines of business or seeking a merger partner. The board is currently in the process of contacting suitable investment banking firms to assist it in exploring such possibilities.

On May 23, 2004, the AMEX suspended trading of the Company's common stock.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits

Exhibit No.	Description

99.1	Letter from BDO Seidman, LLP, dated June 3, 2005.
99.2	*Press Release issued by Ramp Corporation on May 25, 2005.
99.3	*Letter from BDO Seidman, LLP, dated May 21, 2005.

*	Incorporated by reference to Exhibits 99.1 and 99.2, respectively, of the Current Report on Form 8-K of the Company filed on May 26, 2005 (Date of earliest event reported: May 16, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMP CORPORATION (Registrant)

Date: June 7, 2005	By:	/s/ Ron Munkittrick

Ron Munkittrick Acting Chief Executive Officer and Chief Financial Officer